                             AMENDED AND RESTATED

                                 MILL AGREEMENT

                                 by and between

                             MILLER MILLING COMPANY,

                            WINCHESTER PASTA, L.L.C.

                                       and

                               PASTA GROUP, L.L.C.



                                 March 10, 2000

                              Winchester, Virginia

                                TABLE OF CONTENTS

                                                                           Page

GENERAL BACKGROUND............................................................1

ARTICLE I  - DEFINITIONS......................................................2
         Section 1.01  Accounting Terms.......................................2
         Section 1.02  Buhler Contracts.......................................2
         Section 1.03  Contract Goods.........................................3
         Section 1.04  Contract Price.........................................3
         Section 1.05  Contract Year..........................................3
         Section 1.06  Daily Plant Capacity...................................3
         Section 1.07  Delivery Period........................................3
         Section 1.08  Fancy Patent Flour.....................................3
         Section 1.09  Flour Requirements.....................................3
         Section 1.10  Initial Term...........................................3
         Section 1.11  Lebanon Plant..........................................4
         Section 1.12  Lebanon Property.......................................4
         Section 1.13  Mill...................................................4
         Section 1.14  Mill Assets............................................4
         Section 1.15  Mill Capacity..........................................4
         Section 1.16  Mill Property..........................................4
         Section 1.17  Mill Reconfiguration...................................4
         Section 1.18  New World Pasta Company................................5
         Section 1.19  Plant..................................................5
         Section 1.20  Plant Property.........................................5
         Section 1.21  Producer Price Index...................................5
         Section 1.22  Semolina...............................................5

ARTICLE II  - OPERATIONS......................................................5
         Section 2.01  Quantity...............................................5
         Section 2.02  Quality Requirements of Individual Purchases...........6
         Section 2.03  Purchase of Excess Contract Goods......................7
         Section 2.04  Permits and Licenses...................................9
         Section 2.05  Price..................................................9
         Section 2.06  Payment...............................................15
         Section 2.07  Notice of Flour Requirements..........................16
         Section 2.08  Delivery of Contract Goods............................16
         Section 2.09  Failure of Supply and Liquidated Damages..............17
         Section 2.10  Purchase and Manufacturing Records....................18
         Section 2.11  Inspection............................................19
         Section 2.12  Quantity of Contract Goods Delivered..................19
         Section 2.13  Terms of Sale.........................................19
         Section 2.14  Maintenance Program...................................20

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

         Section 2.15  Force Majeure.........................................20

ARTICLE III  - RESPECTIVE RIGHTS, TERMINATION AND TRANSFER...................21
         Section 3.01  Term..................................................21
         Section 3.02  Breach of Obligations.................................26
         Section 3.03  Termination by Miller.................................26

ARTICLE IV  - GENERAL PROVISIONS.............................................27
         Section 4.01  Governing Law.........................................27
         Section 4.02  Right of First Refusal................................27
         Section 4.03  Notices...............................................28
         Section 4.04  Breach of Agreement...................................29
         Section 4.05  Confidentiality.......................................29
         Section 4.06  Arbitration...........................................30
         Section 4.07  Binding Effect and Assignment.........................30
         Section 4.08  Severability..........................................31
         Section 4.09  Counterparts..........................................31
         Section 4.10  Integration...........................................31
         Section 4.11  Costs of Mill Reconfiguration.........................31
         Section 4.12  Title to Equipment and Fixtures.......................32


                                LIST OF EXHIBITS

Exhibit A - Specifications

Exhibit B - Delivery Procedures

Exhibit C - Example of Calculations for Sections 2.05 and 3.01

Exhibit D - Legal Description of Mill Property

Exhibit E - Legal Description of Plant Property

Exhibit F - Legal Description of Lebanon Property

                                 MILL AGREEMENT


     THIS MILL AGREEMENT ("Agreement") is made and entered into effective as of the 10th day of March, 2000, by and among MILLER MILLING COMPANY, a Minnesota corporation ("Miller"), WINCHESTER PASTA, L.L.C., a Delaware limited liability company ("WPLLC") and PASTA GROUP, L.L.C., a Delaware limited liability company ("PGLLC").

     In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound, it is agreed by and between the parties hereto as follows:

                               GENERAL BACKGROUND
                               ------------------

     A. WPLLC has acquired and is operating a pasta manufacturing and processing plant located in or near Winchester, Virginia (the "Plant") on land owned by WPLLC (the "Plant Property").

     B. PGLLC owns and is operating a pasta manufacturing and processing plant located in or near Lebanon, Pennsylvania (the "Lebanon Plant") on land owned by PGLLC (the "Lebanon Plant Property").

     C. WPLLC and PGLLC need to purchase substantial quantities of semolina and durum wheat flours for use in conjunction with the operation of the Plant and the Lebanon Plant.

     D. WPLLC desires to have a flour mill capable of supplying the Flour Requirements of the Plant located adjacent to the Mill and operated as an integrated part of the Plant operations (the "Mill").

     E. Miller has constructed and is operating the Mill for processing durum wheat and producing Contract Goods (as hereinafter defined).

     F. Miller, before commencing construction of the Mill, desired to secure a commitment for a large volume of business on a continuing basis, which Miller secured from the Hershey Pasta & Grocery Group, a division of Hershey Foods Corporation ("HPG") (some of the assets of which have now been acquired by WPLLC, including, without limitation, the Plant), pursuant to a Mill Agreement dated April 17, 1992, which was amended pursuant to an Amendment to Mill Agreement dated September 2, 1992, a Second Amendment to Mill Agreement dated June 5, 1996, an Amended and Restated Mill Agreement dated July 29, 1998, and an Amended and Restated Mill Agreement dated January 28, 1999 (the "Existing Mill Agreement").

     G. WPLLC and PGLLC have collectively assumed the obligations and succeeded to the rights of HPG under the Existing Mill Agreement.

     H. WPLLC, PGLLC and Miller now wish to modify certain terms of the Existing Mill Agreement and, in connection therewith, to amend and restate the Existing Mill Agreement in its entirety on the terms and conditions hereinafter set forth.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     For the purposes of this Agreement, the following definitions shall have the meanings set forth below:

     Section 1.01 Accounting Terms. Any accounting terms used in this Agreement
                  ----------------
which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles.

     Section 1.02 Buhler Contracts. The term "Buhler Contracts" means the
                  ----------------
Contract dated January 20, 2000, between Miller and Buhler for certain modifications to Miller's "A Mill" in

Winchester which are designed to produce the Contract Goods in accordance with WPLLC's request and the Contract dated January 20, 2000, between Miller and Buhler for those modifications to Miller's "B Mill" in Winchester which are designed to produce the Contract Goods in accordance with WPLLC's request.

     Section 1.03 Contract Goods. The term "Contract Goods" shall mean
                  --------------
collectively semolina and durum wheat flours used by WPLLC and PGLLC to manufacture pasta and noodles.

     Section 1.04 Contract Price. The price for Contract Goods determined in
                  --------------
accordance with Sections 2.05 or 3.01.

     Section 1.05 Contract Year. The term "Contract Year" shall mean a calendar
                  -------------
year beginning on January 1 and ending on December 31.

     Section 1.06 Daily Plant Capacity. The daily production capacity of the
                  --------------------
Plant requires at least [Confidential Treatment Requested by New World Pasta].

     Section 1.07 Delivery Period. The term "Delivery Period" shall mean any
                  ---------------
period during which Contract Goods purchased by WPLLC or PGLLC are to be delivered.

     Section 1.08 Fancy Patent Flour. The flour produced from durum wheat which
                  ------------------
meets WPLLC or PGLLC specifications for "fancy patent flour".

     Section 1.09 Flour Requirements. "Flour Requirements" shall mean the
                  ------------------
semolina and durum wheat flour raw material needs of the Plant and Lebanon Plant as ordered by WPLLC and PGLLC, respectively.

     Section 1.10 Initial Term. As defined in Section 3.01.
                  ------------

     Section 1.11 Lebanon Plant. "Lebanon Plant" means the production facility
                  -------------
located in Lebanon, Pennsylvania which is owned by PGLLC.

     Section 1.12 Lebanon Property. "Lebanon Property" means the real property
                  ----------------
legally described on Exhibit F attached hereto on which the Lebanon Plant is located.

     Section 1.13 Mill. The "Mill" shall mean the flour mills located on the
                  ----
Mill Property which are capable of processing durum wheat in sufficient quantities to supply the Plant's Flour Requirements, subject to the limitations set forth in this Agreement.

     Section 1.14 Mill Assets. As defined in Section 4.02.
                  -----------

     Section 1.15 Mill Capacity. The term "Mill Capacity" shall mean the
                  -------------
quantity of Contract Goods which the Mill shall be capable of producing, operating [Confidential Treatment Requested by New World Pasta]. The Mill will be capable of producing fancy patent flours daily in amounts which are no more than [Confidential Treatment Requested by New World Pasta].

     Section 1.16 Mill Property. The land in or near Winchester, Virginia, owned
                  -------------
by Miller Milling Company Limited Partnership on which the Mill is located and which is legally described on Exhibit D attached hereto.

     Section 1.17 Mill Reconfiguration. The term "Mill Reconfiguration" shall
                  --------------------
mean the modifications to Miller's A and B Mills in Winchester which are designed to produce the Contract Goods in accordance with WPLLC's and PGLLC's request. Such modifications are more particularly described in the Buhler Contracts.

         Section 1.18 New World Pasta Company. "New World Pasta Company" or
                      -----------------------
"NWP" means New World Pasta Company f/k/a Hershey Pasta Manufacturing Group, a Delaware corporation, which owns all of the issued and outstanding equity interests in WPLLC and PGLLC.

     Section 1.19 Plant. The term "Plant" shall mean WPLLC's pasta production
                  -----
facility located in or near Winchester, Virginia.

     Section 1.20 Plant Property. The land in or near Winchester, Virginia owned
                  --------------
by WPLLC on which the Plant is located and which is legally described on Exhibit E attached hereto.

     Section 1.21 Producer Price Index. The term "Producer Price Index" or "PPI"
                  --------------------
means the Producer Price Index for Total Manufacturing Industries as published by the Bureau of Labor and Statistics for the United States Department of Labor.

     Section 1.22 Semolina. The flour produced from durum wheat which meets
                  --------
WPLLC and PGLLC specifications. It is recognized that there is a Standard of Identity for semolina promulgated by the U.S. Food and Drug Administration. The Mill shall be capable of producing semolina consistent with such standard as it now exists or may exist in the future.

                                   ARTICLE II
                                   OPERATIONS
                                   ----------

     Section 2.01 Quantity. During each Contract Year and subject to the further
                  --------
terms of this Agreement, WPLLC agrees to purchase from Miller and Miller agrees to sell to WPLLC and supply from the Mill the Contract Goods which WPLLC shall require during such Contract Year in conjunction with the ongoing operation of the Plant. Except as otherwise set forth below in this Section 2.01, the parties agree that Miller's obligation to supply Contract Goods to WPLLC and WPLLC's obligation to purchase Contract Goods from Miller under this Agreement shall apply only to the Daily Plant Capacity as defined in Section 1.06. All non-Contract Goods emanating from the Mill shall belong to Miller. If WPLLC increases the Daily Plant Capacity to produce pasta products over the amount stated in Section 1.06, then WPLLC shall permit Miller to offer, on terms and conditions Miller deems appropriate, to supply WPLLC Contract Goods at the Plant to meet such increased capacity requirements, provided, however, that at all times Miller shall supply WPLLC its requirements for Contract Goods for the Plant as ordered by WPLLC regardless of the Daily Plant Capacity up to a maximum annual capacity of [Confidential Treatment Requested by New World Pasta] of Contract Goods.

     Section 2.02 Quality Requirements of Individual Purchases. Miller shall
                  --------------------------------------------
sell and deliver, in accordance with the instructions of WPLLC and PGLLC and the terms of this Agreement, the specific Contract Goods which are ordered by WPLLC and PGLLC. Such Contract Goods shall be of a quality in accordance with the specifications set forth in Exhibit A. Further, the specifications shall be changed if required by law or regulation or at WPLLC's or PGLLC's election. If WPLLC or PGLLC elects to change the specifications for Contract Goods, it shall give Miller at least thirty (30) days prior notice. If any change in the specifications results in increased costs to Miller in providing Contract Goods and such cost increase is documented by records kept in the ordinary course of business, then the parties shall negotiate in good faith an adjustment to the pricing formulas of this Agreement to address such increased costs. The Contract Goods processed and delivered by Miller to WPLLC and PGLLC under the terms of this Agreement shall also conform to all applicable federal, state and local laws and regulations. Miller warrants that its processing of the Contract Goods shall be in accordance with good manufacturing practices, all applicable laws and regulations and WPLLC's and PGLLC's specifications and that the Mill shall be maintained in a sanitary, food grade status. WPLLC and PGLLC may reject any Contract Goods which fail to comply with the provisions of this Section and under such circumstances Miller shall retrieve, as necessary, all such non-conforming Contract Goods and bear all costs and expenses associated with such non-conforming Contract Goods, including but not limited to, reimbursement to WPLLC and PGLLC for any costs involved in handling or processing such Contract Goods, retrieval of such Contract Goods, costs and expenses incurred by WPLLC or PGLLC in connection with the handling of work-in-process or finished goods utilizing such non-conforming Contract Goods. Costs and expenses incurred in connection with finished goods shall be borne by Miller only to the extent WPLLC and PGLLC can reasonably demonstrate that the problem with the finished goods arose from a problem with Contract Goods supplied by Miller. Miller shall take samples at regular intervals of Contract Goods prior to delivery to WPLLC and PGLLC.

     Section 2.03 Purchase of Excess Contract Goods. To the extent that the
                  ---------------------------------
quantity of Contract Goods purchased from the Mill for use at the Plant is less than the quantity of Contract Goods that would be required to satisfy the Daily Plant Capacity (the amount of such difference being referred to herein as the "Excess Contract Goods"), PGLLC agrees to purchase from Miller, and Miller agrees to sell to PGLLC, such Excess Contract Goods for use by PGLLC at PGLLC's Lebanon Plant. For purposes of this provision, PGLLC shall be obligated to purchase Excess Contract Goods from Miller for the Lebanon Plant equal to the amount of such Excess Contract Goods, but not more than [Confidential Treatment Requested by New World Pasta] of the Lebanon Plant's annual requirements for Contract Goods during each Contract Year. Notwithstanding the above, Miller's obligation to supply Contract Goods to the Lebanon Plant shall extend to all PGLLC orders, up to [Confidential Treatment Requested by New World Pasta] of the Lebanon Plant's annual requirements for Contract Goods, but Miller shall not be obligated to supply Contract Goods to the Plant and the Lebanon Plant in an amount in excess of the maximum annual Mill Capacity of [Confidential Treatment Requested by New World Pasta] of Contract Goods. The price and payment terms for such Contract Goods delivered to the Lebanon Plant shall be the same as the price and payment terms for Contract Goods supplied to the Plant under this Agreement, except that PGLLC shall pay Miller for actual delivery charges incurred to transport the Contract Goods from the Mill to the Lebanon Plant. For purposes of this provision, all delivery shall be as reasonably directed by PGLLC. In the event rail transportation is specified by PGLLC, the actual delivery charge shall not exceed the lowest available rate for movement in private cars and Miller shall be responsible for supplying the private cars. If alternate delivery is made necessary due solely to actions or omissions of PGLLC, PGLLC will be responsible for any delivery charges in excess of [Confidential Treatment Requested by New World Pasta]. Notwithstanding the above, [Confidential Treatment Requested by New World Pasta], it being the intent of the parties that the [Confidential Treatment Requested by New World Pasta]. At the end of the Initial Term, if

WPLLC renews the Agreement pursuant to Section 3.01, the transportation cost if rail transportation is specified by PGLLC, will be adjusted to take into account any increase or decrease in the cost of leasing private rail cars.

     Section 2.04 Permits and Licenses. Miller shall acquire and maintain all
                  --------------------
material licenses and permits required for the handling, processing and production of the Contract Goods and operations of the Mill. WPLLC and PGLLC shall exercise reasonable commercial judgment in obtaining and maintaining necessary and material licenses and permits for the operation of the Plant and the Lebanon Plant.

     Section 2.05 Price. WPLLC shall purchase from Miller and Miller shall sell
                  -----
to WPLLC, FOB [Confidential Treatment Requested by New World Pasta], WPLLC's requirements of Contract Goods, in conformance with Section 2.01, at the Plant. For purposes of calculating the price of Contract Goods, the price of durum wheat FOB [Confidential Treatment Requested by New World Pasta] will include [Confidential Treatment Requested by New World Pasta]. The price that WPLLC shall pay for the Contract Goods delivered to the Plant shall be determined in accordance with Section 2.05(a)(A) or Section 2.05(a)(B) as applicable, if Miller purchases the durum wheat, or in accordance with Section 2.05(b)(A) or
Section 2.05(b)(B) as applicable, if WPLLC elects to purchase the durum wheat directly.

         (a) If Miller purchases the durum wheat to produce the Contract Goods:


             (A) From the date hereof until the date which is [Confidential Treatment Requested by New World Pasta], the purchase price per cwt for semolina and other durum wheat flour specified by WPLLC shall be [Confidential Treatment Requested by New World Pasta].

                   If the total [Confidential Treatment Requested by New World Pasta] exceeds [Confidential Treatment Requested by New World Pasta] shall be adjusted to [Confidential Treatment Requested by New World Pasta]. If the total annual [Confidential Treatment Requested by New World Pasta] shall be adjusted [Confidential Treatment Requested by New World Pasta] for all [Confidential Treatment Requested by New World Pasta].

                      (B) From and after the date which is [Confidential Treatment Requested by New World Pasta], the purchase price for the Contract Goods manufactured by Miller for WPLLC shall be [Confidential Treatment Requested by New World Pasta]. Such [Confidential Treatment Requested by New World Pasta] shall be calculated according to the following formula:

                           [Confidential Treatment Requested by New World Pasta]

                      After completion of the above calculation, the purchase price per cwt for semolina and other durum wheat flour specified by WPLLC shall be determined by [Confidential Treatment Requested by New World Pasta]

                   If the total [Confidential Treatment Requested by New World Pasta] of durum flour exceeds [Confidential Treatment Requested by New World Pasta], the tolling charge shall be adjusted to an amount equal to [Confidential Treatment Requested by New World Pasta] for all purchases which exceed [Confidential Treatment Requested by New World Pasta]. If the total [Confidential Treatment

          Requested by New World Pasta] of durum flour exceeds [Confidential Treatment Requested by New World Pasta], the tolling charge shall be adjusted further to an amount equal to [Confidential Treatment Requested by New World Pasta].

     Under the pricing mechanism for Contract Goods where Miller purchases the durum wheat, Miller shall [Confidential Treatment Requested by New World Pasta].

     During the [Confidential Treatment Requested by New World Pasta] beginning on the date on which the [Confidential Treatment Requested by New World Pasta], the price of Contract Goods shall be computed in accordance with the formula set forth in Section 2.05(a)(A). However, Miller agrees that it will [Confidential Treatment Requested by New World Pasta]. Such [Confidential Treatment Requested by New World Pasta] shall be computed as the [Confidential Treatment Requested by New World Pasta]. Such [Confidential Treatment Requested by New World Pasta] at the end of each month based upon [Confidential Treatment Requested by New World Pasta].

         (b) [Confidential Treatment Requested by New World Pasta]. For purposes of exercise of this provision, Miller agrees to make available for WPLLC's use, [Confidential Treatment Requested by New World Pasta]. Each bushel of wheat delivered by WPLLC hereunder shall establish the price of (i) [Confidential Treatment Requested by New World Pasta] pounds of Contract Goods to WPLLC if computed under 2.05(b)(A), or (ii) [Confidential Treatment Requested by New World Pasta] of Contract Goods to WPLLC if computed under 2.05(b)(B). At the time of such purchase by WPLLC, Miller will indicate to WPLLC the quantity necessary to produce the Contract Goods being priced by WPLLC. WPLLC's delivery of said purchases to the Mill will be evenly spread over the delivery period of the Contract Goods. If said purchases are delivered to the Mill by rail they will be delivered in accordance with normal rail delivery practices. The payment for said wheat shall be made to WPLLC in accordance with normal terms from the date of delivery and subject to receipt of freight and wheat purchase documentation.

               (A) If WPLLC purchases the durum wheat directly, from the date hereof until [Confidential Treatment Requested by New World Pasta], the purchase price for the Contract Goods manufactured by Miller for WPLLC shall be [Confidential Treatment Requested by New World Pasta].

     If the total [Confidential Treatment Requested by New World Pasta] (including [Confidential Treatment Requested by New World Pasta] exceeds [Confidential Treatment Requested by New World Pasta]. If the total annual [Confidential Treatment Requested by New World Pasta] shall be adjusted [Confidential Treatment Requested by New World Pasta]. Under this pricing mechanism, Miller shall [Confidential Treatment Requested by New World Pasta].

               (B) If WPLLC purchases the durum wheat directly, then from and after the date which is [Confidential Treatment Requested by New World Pasta], the purchase price for the Contract Goods manufactured by Miller for WPLLC shall be [Confidential Treatment Requested by New World Pasta]

     After completion of the above calculation, the purchase price per cwt for semolina and other durum wheat flour specified by WPLLC shall be [Confidential Treatment Requested by New World Pasta].

          If the total [Confidential Treatment Requested by New World Pasta] exceeds [Confidential Treatment Requested by New World Pasta], the tolling charge shall be adjusted [Confidential Treatment Requested by New World Pasta]. If the total [Confidential Treatment Requested by New World Pasta] exceeds [Confidential Treatment Requested by New World Pasta], the tolling charge shall be adjusted [Confidential Treatment Requested by New World Pasta].

     During the [Confidential Treatment Requested by New World Pasta], the price of Contract Goods shall be computed in accordance with the formula set forth in
Section 2.05(b)(A). However, Miller agrees that [Confidential Treatment Requested by New World Pasta]. Such [Confidential Treatment Requested by New World Pasta]. Such [Confidential Treatment Requested by New World Pasta].

          Notwithstanding anything contained in this Section 2.05 to the contrary, in the event that both Miller and WPLLC mutually agree, Miller may offer to manufacture and sell to WPLLC Contract Goods at an amount less than the formula pricing as provided for in any paragraph of this Section 2.05.

          Examples of how the purchase price for Contract Goods shall be calculated pursuant to this Section 2.05 are set forth in Exhibit C attached hereto.

     Section 2.06 Payment. Payment terms for Contract Goods sold pursuant to
                  -------
this Agreement shall be [Confidential Treatment Requested by New World Pasta] from receipt at the Plant or the Lebanon Plant, as applicable, of Miller's shipment, or [Confidential Treatment Requested by New World Pasta] from receipt of Miller's invoice at WPLLC's or PGLLC's billing location, as applicable, which invoice shall not be issued until after delivery of the subject Contract Goods, or as otherwise agreed upon between the parties.

     Section 2.07 Notice of Flour Requirements. On or before the [Confidential
                  ----------------------------
Treatment Requested by New World Pasta] of each month, or other schedule that the parties agree upon, WPLLC and PGLLC shall use reasonable efforts to give a nonbinding delivery schedule to Miller, in writing or by telephone, forecasting the type and quantity of Contract Goods which WPLLC and PGLLC shall require at the Plant and, as may be applicable (and to the extent such orders in total do not exceed [Confidential Treatment Requested by New World Pasta] of Contract Goods per year), [Confidential Treatment Requested by New World Pasta], during the following month. Miller shall deliver Contract Goods in accordance with WPLLC's and PGLLC's actual orders but will not be required to deliver Contract Goods to WPLLC or PGLLC unless and until the price for such Contract Goods has been fixed pursuant to Section 2.05. The parties recognize that sales of pasta products in which the Contract Goods will be utilized are seasonal in nature. Therefore, WPLLC and PGLLC cannot plan or predict with certainty their need for Contract Goods. Such forecast by WPLLC and PGLLC, therefore, shall not be binding on WPLLC or PGLLC with respect to the amount of Contract Goods which are actually ordered.

     Section 2.08 Delivery of Contract Goods. Delivery of Contract Goods to
                  --------------------------
WPLLC shall be made to the Plant at such times as shall be ordered by WPLLC by [Confidential Treatment Requested by New World Pasta], provided, however, that Miller shall not be required to ship Contract Goods on Saturdays, Sundays, or any other day the Mill is closed by reason of a legal or recognized holiday unless Miller has been notified of the need for such shipment [Confidential Treatment Requested by New World Pasta] in advance. In the event of interruption of such method of delivery of Contract Goods to the Plant from the Mill, Miller will, unless prevented by events described in Section 2.15 supply WPLLC all of its requirements for the Plant in some other fashion bearing all the cost and expense of doing so. Title to the Contract Goods shall transfer to WPLLC at the point where the pneumatic pipe enters the Plant, or if another delivery method is used, then when WPLLC takes possession of the Contract Goods. If the Mill is closed or not operating, WPLLC may still take delivery of Contract Goods, to the extent of inventory available, by utilizing the control panel in WPLLC's Plant which controls the flow of Contract Goods through the pneumatic pipes in accordance with agreed upon procedures between Miller and WPLLC. Delivery of Contract Goods to PGLLC at the Lebanon Plant shall be in accordance with the procedure set forth in Exhibit B which is attached hereto, covering Contract Goods which are shipped either by rail or by truck. Title to the Contract Goods shall transfer to PGLLC at the time of acceptance by PGLLC at the Lebanon Plant.

     Section 2.09 Failure of Supply and Liquidated Damages. In the event that
                  ----------------------------------------
Miller shall become unable to supply WPLLC or PGLLC with its requirements in accordance with Section 2.01 or Section 2.03, or to perform any particular contract between Miller and WPLLC or PGLLC, for the sale of any particular quantity or type of Contract Goods for any reason, unless covered by Section 2.15, Miller shall either purchase sufficient quantities and quality of comparable Contract Goods on the open market to fulfill the orders of WPLLC or PGLLC or immediately notify WPLLC or PGLLC upon receipt of WPLLC's or PGLLC's order that Miller is unable to make the necessary purchases or to make WPLLC's or PGLLC's required deliveries, to enable WPLLC or PGLLC to effect its own cover for such orders from other suppliers and Miller shall pay to WPLLC or PGLLC, as liquidated damages and not as a penalty, the difference between WPLLC's or PGLLC's cost of cover for any Contract Goods (which cost includes all freight and transaction costs for such cover) which Miller failed to so deliver and the contract price thereof. Such payment shall be made within

[Confidential Treatment Requested by New World Pasta] after WPLLC or PGLLC shall have paid for such cover and apprised Miller of the cost of such cover. Miller, WPLLC and PGLLC acknowledge that the terms of this Section 2.09 which provide for liquidated damages are not intended to apply to those force majeure circumstances described in Section 2.15.

     Section 2.10 Purchase and Manufacturing Records.
                  ----------------------------------

         (a) Miller shall keep complete, true and accurate records and accounts with respect to all matters and inputs affecting the price of Contract Goods, including but not limited to, records with respect to purchasing and transporting of flour, such records to be kept in accordance with generally accepted accounting principles applied on a consistent basis from year to year. WPLLC and PGLLC and each of their representatives shall have the right to audit such records and accounts after reasonable prior notice to Miller, and Miller shall provide WPLLC and PGLLC with monthly statements of such matters in such form as shall be reasonably requested by WPLLC or PGLLC.

         (b) Miller shall also keep complete, true and accurate records with respect to manufacturing practices, quality assurance measures, analytical procedures and data and inspection reports. Miller shall allow WPLLC and PGLLC access to such records upon WPLLC's or PGLLC's request insofar as they deal with the Contract Goods.

     Section 2.11 Inspection. During the term of this Agreement, Miller shall
                  ----------
provide WPLLC and PGLLC with access to the Mill at any time during operating hours after reasonable notification by WPLLC to Miller. WPLLC and PGLLC shall not be required to give Miller notice in emergency situations. Miller shall promptly notify WPLLC and PGLLC of the results of any and all inspections of the Mill by any regulatory or industry authority. Further, Miller shall immediately notify WPLLC and PGLLC of any deficiencies, sanitation or quality problems in incoming flour, operations or Contract Goods identified by Miller, regulatory authorities or any third party.

     Section 2.12 Quantity of Contract Goods Delivered. In order to determine
                  ------------------------------------
and track the quantity of Contract Goods delivered by Miller to WPLLC through the pneumatic pipes, all Contract Goods shall be weighed by a scale at the point of discharge from the Mill storage silos into the pneumatic pipes. For purposes of confirming the quantity there shall also be weighing done by volumetric scale based on totaling air lock turns. Adjustments to quantity and/or equipment shall be made if these weighing mechanisms do not conform. At any time, WPLLC may enter the Mill to check, recalibrate or otherwise investigate the weighing equipment for accuracy and proper operation. Determination of the quantity of Contract Goods delivered to the Lebanon Plant shall be based upon certified railroad weight certificates if the Contract Goods are delivered by rail or upon certified bills of lading if the Contract Goods are not delivered by rail.

     Section 2.13 Terms of Sale. Except as otherwise provided in this Agreement
                  -------------
or in any particular contract for the purchase and delivery of any particular quantity of Contract Goods, all sales of Contract Goods shall be governed by the Uniform Commercial Code.

     Section 2.14 Maintenance Program. Miller shall adhere to, at its cost, a
                  -------------------
program for the maintenance of the Mill and any and all equipment installed therein, which program shall be in keeping with the generally accepted industry standards for such programs and which shall also be as reasonable and prudent as Miller's program for the maintenance at other Miller facilities. Such maintenance program shall also be consistent with all requirements and recommendations of the equipment manufacturers.

     Section 2.15 Force Majeure. Miller, WPLLC and PGLLC shall be excused from
                  -------------
performance of the purchase and supply provisions of this Article II by reason of circumstances beyond their control, including, but not limited to, acts of God, disaster, fire, floods, the elements, lockouts, strikes, embargoes, governmental acts, wars (declared or undeclared) and riots. The party experiencing such force majeure shall provide prompt notice to the other party and its performance shall be excused during the existence of such force majeure. The party experiencing such force majeure shall use its best efforts to remove, rectify or correct such force majeure and if the force majeure extends for longer than eighteen (18) months, the other party shall have the option of terminating this Agreement upon written notice. If the force majeure prevents Miller from supplying Contract Goods to the Plant or the Lebanon Plant as required by this Agreement, then after nine (9) months of such force majeure, and during the continuance of such force majeure, Miller agrees to reimburse WPLLC or PGLLC for the difference in cost to WPLLC or PGLLC of Contract Goods required to be purchased by WPLLC or PGLLC for operation of the Plant or the Lebanon Plant, as applicable, and the cost of such Contract Goods as calculated under Section 2.05.

                                   ARTICLE III
                   RESPECTIVE RIGHTS, TERMINATION AND TRANSFER
                   -------------------------------------------

     Section 3.01 Term. The Initial Term of this Agreement shall expire on
                  ----
[Confidential Treatment Requested by New World Pasta]; provided, however, that the tolling charge used in calculating the purchase price for Contract Goods shall be adjusted on [Confidential Treatment Requested by New World Pasta] and on the first day of each [Confidential Treatment Requested by New World Pasta] thereafter throughout the Initial Term through and including [Confidential Treatment Requested by New World Pasta] to preserve [Confidential

Treatment Requested by New World Pasta] as defined below, [Confidential Treatment Requested by New World Pasta] as measured by [Confidential Treatment Requested by New World Pasta] in accordance with the following formulas:

     [Confidential Treatment Requested by New World Pasta].

     The initial adjustment shall be calculated using the month of [Confidential Treatment Requested by New World Pasta] for the adjustment which takes effect on [Confidential Treatment Requested by New World Pasta], and the adjustment for each [Confidential Treatment Requested by New World Pasta] adjustment date thereafter shall be calculated by using a [Confidential Treatment Requested by New World Pasta]. The Base Year Processing Margin for the adjustment which takes effect on [Confidential Treatment Requested by New World Pasta]. The calculation of these adjustments shall be made in accordance with the following:

         [Confidential Treatment Requested by New World Pasta] are:
[Confidential Treatment Requested by New World Pasta] and other [Confidential Treatment Requested by New World Pasta] (which shall only mean the [Confidential Treatment Requested by New World Pasta] and [Confidential Treatment Requested by New World Pasta]. It is the intent of the parties that [Confidential Treatment Requested by New World Pasta] derived by dividing the sum total of each such [Confidential Treatment Requested by New World Pasta] incurred during the [Confidential Treatment Requested by New World Pasta] by the total [Confidential Treatment Requested by New World Pasta] during the same twelve (12) month period, whether [Confidential Treatment Requested by New World Pasta] or not, however [Confidential Treatment Requested by New World Pasta] shall not include

[Confidential Treatment Requested by New World Pasta]. Miller shall [Confidential Treatment Requested by New World Pasta] to [Confidential Treatment Requested by New World Pasta].

         [Confidential Treatment Requested by New World Pasta] shall be determined by dividing the total [Confidential Treatment Requested by New World Pasta] by an estimated [Confidential Treatment Requested by New World Pasta], no adjustment is applied to the [Confidential Treatment Requested by New World Pasta] is reduced by [Confidential Treatment Requested by New World Pasta] to arrive at [Confidential Treatment Requested by New World Pasta] for that year, e.g. [Confidential Treatment Requested by New World Pasta] is [Confidential Treatment Requested by New World Pasta]. For [Confidential Treatment Requested by New World Pasta] and subsequent periods the depreciation and amortization expenses are zero. The depreciation and amortization expenses will be computed as a [Confidential Treatment Requested by New World Pasta] using the method described for [Confidential Treatment Requested by New World Pasta].

         The [Confidential Treatment Requested by New World Pasta] is the remainder determined by taking the average [Confidential Treatment Requested by New World Pasta], minus the [Confidential Treatment Requested by New World Pasta], minus the [Confidential Treatment Requested by New World Pasta] used to [Confidential Treatment Requested by New World Pasta], including [Confidential Treatment Requested by New World Pasta] needed to [Confidential Treatment Requested by New World Pasta] from the sale of [Confidential Treatment Requested by New World Pasta], minus the [Confidential Treatment Requested by

New World Pasta]. [Confidential Treatment Requested by New World Pasta] is determined by taking [Confidential Treatment Requested by New World Pasta].

         An example of how the tolling charge used in determining the purchase price for Contract Goods would be adjusted (based on certain assumptions about hundred weight production volume, Specific Costs, depreciation and amortization, mill extraction rates, freight costs, wheat costs and by-product values) is set forth on Exhibit C attached hereto.

         Notwithstanding the above, [Confidential Treatment Requested by New World Pasta] shall not be adjusted to [Confidential Treatment Requested by New World Pasta], or that would otherwise [Confidential Treatment Requested by New World Pasta]. For purposes of this Agreement, [Confidential Treatment Requested by New World Pasta] shall be defined to mean a [Confidential Treatment Requested by New World Pasta]. For purposes of interpretation, [Confidential Treatment Requested by New World Pasta] shall not be construed to require an [Confidential Treatment Requested by New World Pasta], but shall require [Confidential Treatment Requested by New World Pasta]. In the event that the adjustment of the price for [Confidential Treatment Requested by New World Pasta], Miller shall have the [Confidential Treatment Requested by New World Pasta] may decline such [Confidential Treatment Requested by New World Pasta], in which case WPLLC [Confidential Treatment Requested by New World Pasta].

         Within thirty (30) days prior to [Confidential Treatment Requested by New World Pasta], and within thirty (30) days prior to [Confidential Treatment Requested by New World Pasta] of each year thereafter until this Agreement expires or is terminated, WPLLC shall, on behalf of WPLLC and PGLLC, exercise one of the following options by delivering written notice thereof to Miller (failure to provide such written notice shall result in the exercise of option (a) below):

         (a) Allow the [Confidential Treatment Requested by New World Pasta], except that [Confidential Treatment Requested by New World Pasta] as set forth above. Such [Confidential Treatment Requested by New World Pasta] shall become effective [Confidential Treatment Requested by New World Pasta].

         (b) Notify [Confidential Treatment Requested by New World Pasta] this Agreement. Upon such notice from [Confidential Treatment Requested by New World Pasta] to both parties. In the event the parties [Confidential Treatment Requested by New World Pasta], then [Confidential Treatment Requested by New World Pasta], prior to [Confidential Treatment Requested by New World Pasta] the Agreement [Confidential Treatment Requested by New World Pasta] shall be adjusted effective [Confidential Treatment Requested by New World Pasta] from the date on [Confidential Treatment Requested by New World Pasta]. During any such [Confidential Treatment Requested by New World Pasta] or any such [Confidential Treatment Requested by New World Pasta], the terms which were [Confidential Treatment Requested by New World Pasta] shall control.

         In the event that [Confidential Treatment Requested by New World Pasta] pursuant to this Section due to [Confidential Treatment Requested by New World Pasta], and Miller [Confidential Treatment Requested by New World Pasta], it is understood and acknowledged that [Confidential Treatment Requested by New World Pasta]. However, if [Confidential Treatment Requested by New World Pasta] establishes a [Confidential Treatment

Requested by New World Pasta] from other [Confidential Treatment Requested by New World Pasta] to the extent of [Confidential Treatment Requested by New World Pasta]. For purposes of this Agreement, [Confidential Treatment Requested by New World Pasta] shall be deemed to mean [Confidential Treatment Requested by New World Pasta] exceeding [Confidential Treatment Requested by New World Pasta]. For example, [Confidential Treatment Requested by New World Pasta], then [Confidential Treatment Requested by New World Pasta] to supply [Confidential Treatment Requested by New World Pasta].

     PGLLC agrees to be legally bound by WPLLC's exercise of any option under this Section 3.01 and hereby irrevocably authorizes WPLLC to exercise any such option on behalf of PGLLC.

     Section 3.02 Breach of Obligations. Failure of Miller to comply with any of
                  ---------------------
the obligations or conditions herein contained, including, but not limited to late delivery or failure to meet product specifications, shall be a default and shall entitle WPLLC or PGLLC to give Miller written notice to cure such default. [Confidential Treatment Requested by New World Pasta].

     Section 3.03 Termination by Miller. Failure of WPLLC or PGLLC to comply
                  ---------------------
with any of the obligations or conditions herein contained, including, but not limited to failure to purchase or pay for Contract Goods, shall be a default and shall entitle Miller to give WPLLC and PGLLC written notice to cure such default. If any such default is not cured within thirty (30) days after receipt of such written notice, Miller shall be entitled to terminate this Agreement in its entirety by giving written notice to take effect six (6) months after such notice. Upon a termination of the Agreement under this provision, WPLLC and Miller shall work together to disconnect and disassemble any physical connections between the Plant and the Mill.

                                   ARTICLE IV
                               GENERAL PROVISIONS
                               ------------------

     Section 4.01 Governing Law. The parties hereto acknowledge that this
                  -------------
Agreement was made under, and shall be governed by the laws of the State of Virginia.

     Section 4.02 [Confidential Treatment Requested by New World Pasta]. For
                  -----------------------------------------------------
purposes of this Section 4.02, [Confidential Treatment Requested by New World Pasta] mean [Confidential Treatment Requested by New World Pasta].

     Section 4.03 Notices. Notices under this Agreement shall be in writing and
                  -------
may be delivered by hand or sent by mail, courier or facsimile. Notices by mail shall be sent by United States registered or certified mail, postage prepaid, return receipt requested, and shall be deemed delivered five (5) days after date of mailing. Notices sent by facsimile shall be deemed given on the date transmitted; provided that (i) the sender receives a written confirmation to verify the transmission, and (ii) the sender also delivers a copy of the notice to the other party by overnight courier. Notices sent by a courier shall be deemed delivered on the date of receipt or the date delivery is refused by the intended recipient as evidenced by the courier's records. Notices shall be sent to the parties at the addresses set forth below, or at such other addresses or persons as the party may from time to time designate by written notice to the other party:

             If to Miller       Miller Milling Company
             or MMCLP:          880 Grain Exchange Building
                                Minneapolis, Minnesota  55415
                                Attention:  President

             With a copy to:    Michael L. Snow, Esquire
                                Maslon Edelman Borman & Brand
                                3300 Norwest Center
                                Minneapolis, Minnesota  55402

             If to WPLLC:       Winchester Pasta, L.L.C.
                                85 Shannon Road
                                Harrisburg, Pennsylvania 17112
                                Attention:  Chief Executive Officer

             With a copy to:    Winchester Pasta, L.L.C.
                                85 Shannon Road
                                Harrisburg, Pennsylvania 17112
                                Attention:  Vice President of Finance/
                                Chief Financial Officer

             If to PGLLC:       Pasta Group, L.L.C.
                                85 Shannon Road
                                Harrisburg, Pennsylvania 17112
                                Attention:  Chief Executive Officer

             With a copy to:    Pasta Group, L.L.C.
                                85 Shannon Road
                                Harrisburg, Pennsylvania 17112
                                Attention:  Vice President of Finance/
                                Chief Financial Officer

             If to NWP:         New World Pasta Company
                                85 Shannon Road
                                Harrisburg, Pennsylvania 17112
                                Attention:  Chief Executive Officer

             With a copy to:    New World Pasta Company
                                85 Shannon Road
                                Harrisburg, Pennsylvania 17112
                                Attention:  Vice President of Finance/
                                Chief Financial Officer

     Section 4.04 Breach of Agreement. In the event of any breach of this
                  -------------------
Agreement, the non-breaching party may avail itself of any remedies afforded it by law, except as otherwise provided in Section 2.09 or Section 4.06 of this Agreement which shall govern in the event of any conflict with other provisions of this Agreement.

     Section 4.05 Confidentiality. Miller, WPLLC and PGLLC each hereby agree not
                  ---------------
to disclose, without the other parties' consent, to any third party (except financial institutions or professional personnel such as lawyers, accountants, and the like who are employed by the party hereto or as may be required or advisable to comply with laws including, without limitation, state and federal securities laws) the specific provisions of this Agreement; provided, however, that any party shall, at the request of the other party, execute and deliver a Memorandum of this Agreement in recordable form for recordation against the Plant Property, the Lebanon Plant and the Mill Property to memorialize the purchase and supply obligations of the parties hereto, Miller's obligations under Section 4.02 and each of the parties obligations under Section 4.07.

     Section 4.06 Arbitration. In the event the parties are unable to agree upon
                  -----------
the pricing of any products hereunder, the amount due for any delivery, or the quality of any delivery they shall identify a third party who shall determine such amount, and whose determination shall be binding upon the parties hereto, and further provided that if Miller, WPLLC and PGLLC shall be unable to agree upon the identity of such third party, said determination shall be made by a board of arbitration in accordance with the rules and regulations of the American Arbitration Association, and held in Minneapolis, Minnesota. The cost of said arbitration shall be divided between the parties so that the losing party shall pay to the prevailing party a portion of the cost of the prevailing party's attorneys' fees and costs which shall be equal to a percentage determined by dividing (i) the value of the award to the prevailing party by
(ii) the amount of the prevailing party's claim in the arbitration. The decision of the arbitrators shall be final and binding and entitled to recognition and enforcement by the courts of the United States and by the courts of all states of the United States.

     Section 4.07 Binding Effect and Assignment. This Agreement shall be binding
                  -----------------------------
upon and inure to the benefit of the parties hereto, their successors and assigns, including without limitation any party that purchases or leases substantially all of the Plant assets or the Lebanon Plant assets or any transferee which acquires effective control or ownership of the Plant or the Lebanon Plant.

     Section 4.08 Severability. The determination that any portion or
                  ------------
provision of this Agreement is invalid or enforceable shall not affect the remaining portions or provisions hereof, unless such determination of invalidity relates to the essence or essential terms of this Agreement, in which event the entire Agreement shall become null and void.

     Section 4.09 Counterparts. This Agreement may be executed in two or more
                  ------------
counterparts and all counterparts so executed shall for all purposes constitute one agreement, binding on all the parties hereto, notwithstanding that all parties shall not have executed the same counterpart.

     Section 4.10 Integration. This Agreement is an amendment and
                  -----------
restatement of the Existing Mill Agreement in its entirety and represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties with respect to the subject matter hereof.

     Section 4.11 Costs of Mill Reconfiguration. WPLLC shall pay, as and when
                  -----------------------------
due, all amounts which are required to be paid to Buhler under the Buhler Contracts which have not been paid as of the date hereof and will not later than the date that is ten (10) days after the date this Agreement is signed by both parties, pay to Miller any amounts Miller has paid to Buhler under the Buhler Contracts. In addition, WPLLC shall reimburse Miller or pay directly to any vendor or contractor: [Confidential Treatment Requested by New World Pasta], provided that the maximum amount payable by WPLLC under this clause (a) shall not exceed [Confidential

Treatment Requested by New World Pasta]; (b) all costs incurred by Miller in connection with the acquisition and installation by a third party of a [Confidential Treatment Requested by New World Pasta], provided that the maximum amount payable by WPLLC under this clause (b) shall not exceed [Confidential Treatment Requested by New World Pasta]; and (c) all costs incurred by Miller which are not covered by the Buhler contracts which are necessary to secure permits, pay permit fees, acquire equipment (other than the "weighing system" under clause (b) above), supplies and services from third parties in connection with the Mill Reconfiguration, including costs associated with construction schedule delays, provided that the maximum amount payable by WPLLC under this clause (c) shall not exceed [Confidential Treatment Requested by New World Pasta]. Miller will, at its expense, pay for the cost of Miller's personnel (including travel and lodging expenses) arising from Miller's management of the construction and installation of the Mill Reconfiguration. Miller shall use reasonable commercial efforts to minimize the costs covered by this Section 4.11.

     Section 4.12 Title to Equipment and Fixtures. Title to any equipment or
                  -------------------------------
other trade fixtures which are installed in the Mill in connection with the Mill Reconfiguration shall belong solely to WPLLC. WPLLC shall have no right to use such equipment or other trade fixtures as collateral or to grant any security interest in, lien on or otherwise encumber such equipment or other trade fixtures. Title to the equipment and other trade fixtures installed in the Mill in connection with the Mill Reconfiguration shall pass to Miller [Confidential Treatment Requested by New World Pasta]. However, prior to the earlier of [Confidential Treatment Requested by New World Pasta].

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                       WINCHESTER PASTA, L.L.C.
WITNESS

                                       By:
-------------------------------           --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------


                                       PASTA GROUP, L.L.C.
WITNESS

                                       By:
-------------------------------           --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------


                                 ACKNOWLEDGMENT

     New World Pasta Group, a Delaware corporation, is executing this Agreement, in order to memorialize its agreement, as the owner of all of the issued and outstanding equity interests in Winchester Pasta, L.L.C. and Pasta Group, L.L.C., to be legally bound by the provisions of this Agreement, including specifically and without limitation the provisions of Section 4.07, and to not take any action that would be inconsistent with or in derogation of the obligations of Winchester Pasta, L.L.C. or Pasta Group, L.L.C. under this Agreement.

                                       NEW WORLD PASTA COMPANY

WITNESS

                                       By:
-------------------------------           --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------

                                       MILLER MILLING COMPANY

WITNESS

                                       By:
-------------------------------           --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------


                                 ACKNOWLEDGMENT

     Miller Milling Company Limited Partnership, a Minnesota limited partnership, is executing this Mill Agreement solely to indicate its agreement to be bound by the Right of First Refusal provisions contained in Section 4.02.

                                       MILLER MILLING COMPANY LIMITED
                                       PARTNERSHIP

                                       By Miller Milling Company,
                                       Its General Partner



                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------